Exhibit 10.2

Gyrodyne, LLC
One Flowerfield, Suite 24
Saint James, New York 11780

October 17, 2025

Gyrodyne, LLC
Attn: Ronald J. Macklin, Nader G.M. Salour and Richard B. Smith
One Flowerfield, Suite 24
Saint James, New York 11780

Leap Tide Capital Management LLC
c/o Jan Loeb
2800 Quarry Lake Drive
Baltimore, Maryland 21209

Re:         Gyrodyne, LLC

Dear Messrs. Loeb, Macklin, Salour and Smith:

This letter agreement is intended to memorialize the understandings and agreements that we have reached with Leap Tide Capital Management LLC (collectively with its affiliates, “Leap Tide”) and each of you (together with Leap Tide, each a “Party” and collectively, the “Parties”) relating to, among other things, the composition of the Board of Directors (the “Board”) of Gyrodyne, LLC, a New York limited liability company (the “Company”).

We have successfully reached the following agreements:

1.     Until the Termination Date (as defined below), the Parties will appear in person or by proxy at each Shareholder Meeting and will vote or cause to be voted (including, without limitation, in any action by written consent) all Voting Securities beneficially owned, or deemed to be beneficially owned (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), and entitled to vote as of the applicable record date, by the Parties: (a) in favor of the slate of directors recommended by the Board, and (b) otherwise in accordance with the Board’s recommendations with respect to any other properly vetted proposals submitted to the shareholders of the Company. Further, the Parties will, if requested by the Company, publicly (and in any engagement with shareholders and proxy advisory firms) and privately support the Company (including the Board), director nominations, proposals and/or announcements made by the Company, and solicit proxies in accordance with the Board’s recommendations with respect to the director nominations and proposals submitted at each Shareholder Meeting until the Termination Date (it being understood that such solicitation would not require the Parties to hire their own proxy solicitor at their own expense to solicit independently of the Company).

2.     The term of this letter agreement will commence on the date hereof and shall continue until the date that is thirty days prior to the opening of the advance notice period pursuant to the Company’s Amended and Restated Limited Liability Company Agreement for the submission of shareholder director nominations for the Company’s 2028 annual meeting of shareholders (the date of such termination, the “Termination Date”).

3.     Until the Termination Date, the Parties shall not:

a.

take any action to encourage other shareholders of the Company to vote against the Board’s nominees, withhold their votes with respect to the Board’s nominees, or vote in favor of nominees other than those recommended by the Board, at any Shareholder Meeting and regardless of whether such efforts would constitute a “solicitation” under the proxy rules of the U.S. Securities and Exchange Commission (the “SEC”);

b.

make any public announcement or public proposal with respect to, or offer, seek, or propose, (i) any form of business combination or acquisition or other transaction relating to a material amount of assets or securities of the Company or any of its subsidiaries, (ii) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries or (iii) any form of tender or exchange offer for shares of stock of the Company, whether or not such transaction involves a change of control of the Company; provided, that the foregoing shall not prohibit the Parties from privately making proposals or requests with respect to such matters to the Company’s management or its directors (but not directly to any of the Company’s other shareholders), to the extent the same are consistent with the other provisions of this letter agreement and to the extent no public announcement of such proposals or requests is made or required;

c.

make any public statement, disclosure or announcement with respect to the Company, this letter agreement or any of the actions contemplated hereby, reasonably likely to require the Parties to make a filing with the SEC or any other governmental or regulatory authority; or

d.

enter into any discussions, negotiations, agreements or understandings with any person with respect to any action the Parties are prohibited from taking pursuant to subclauses (a) through (c) above, or advise, assist, encourage or persuade any person to take any such action.

4.     Each Party to this letter agreement will be entitled to specifically enforce the covenants and other agreements of the other Party or Parties contained herein and to obtain injunctive relief restraining the other Party or Parties from breaching or threatening to breach this letter agreement.

5.     Certain Defined Terms.

a.     “Shareholder Meeting” means each annual meeting or special meeting of shareholders of the Company and any meeting or action by written consent of the Company’s shareholders called or held in lieu thereof, and any adjournments, postponements, reschedulings and continuations thereof.

b.     “Voting Securities” means the Company’s common shares of limited liability company interests, par value $1.00 per share and any other securities of the Company entitled to vote in the election of directors.

6.     This letter agreement contains the entire agreement between the Parties and supersedes all other prior agreements and understandings, both written and oral, between the Parties hereto with respect to the subject matter hereof. No modifications of this letter agreement can be made except in writing signed by an authorized representative of each of the Parties.

7.     This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this letter agreement transmitted by electronic mail in “portable document format” (.pdf) or by other electronic means shall have the same effect as physical delivery of the paper document bearing the original signature.

8.     If any provision of this letter agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this letter agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Any provision of this letter agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The Parties further agree to use their commercially reasonable best efforts to replace such invalid or unenforceable provision of this letter agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

9.     This letter agreement and all disputes or controversies out of or related to this letter agreement shall be deemed to be made under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of such State applicable to contracts to be made and performed entirely within such State, without reference to conflicts of laws principles.

* * * * * *

If the foregoing accurately sets forth our agreements, please sign this letter agreement as indicated below.

Sincerely, GYRODYNE, LLC

By:
	Name: Title:	Gary Fitlin President, Chief Executive Officer,
Chief Financial Officer and Treasurer

Address for Notices for the Company:

Gyrodyne, LLC Attn: Gary Fitlin One Flowerfield, Suite 24 Saint James, New York 11780

ACKNOWLEDGED AND AGREED,
as of the date written above:

LEAP TIDE CAPITAL MANAGEMENT LLC

By:
Name: Jan Loeb
Title: Managing Member

JAN LOEB

By:
      Jan Loeb

Address for Notices for Leap Tide and Mr. Loeb:

2800 Quarry Lake Drive
Baltimore, Maryland 21209

RONALD J. MACKLIN

By:
      Ronald J. Macklin

Address for Notices for Mr. Macklin:

Gyrodyne, LLC
Attn: Ronald J. Macklin
One Flowerfield, Suite 24
Saint James, New York 11780

NADER G.M. SALOUR

By:
      Nader G.M. Salour

Address for Notices for Mr. Salour:

Gyrodyne, LLC
Attn: Nader G.M. Salour
One Flowerfield, Suite 24
Saint James, New York 11780

RICHARD B. SMITH

By:
      Richard B. Smith

Address for Notices for Mr. Smith:

Gyrodyne, LLC
Attn: Richard B. Smith
One Flowerfield, Suite 24
Saint James, New York 11780